Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   NYFIX, Inc. (NYFX)
Date of Event Requiring Statement: March 11, 2008



                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:    Warburg Pincus IX LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

2.   Name:    Warburg Pincus Partners LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

3.   Name:    Warburg Pincus LLC
     Address: 466 Lexington Avenue
              New York, NY 10017

4.   Name:    Warburg Pincus & Co.
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

5.   Name:    Charles R. Kaye
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

6.   Name:    Joseph P. Landy
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017